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                                                                   EXHIBIT 10.29



            EMPLOYMENT AGREEMENT (this "Agreement"), dated as of August 22, 2001 (the "Effective Date"), between EXCHANGE APPLICATIONS, INC., a Delaware corporation, (the "Company") and Andrew Frawley (the "Executive").

            The Company desires to employ the Executive, and the Executive desires to accept such employment.

            Accordingly, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are mutually acknowledged, the Company and the Executive agree as follows:

      1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

            (a) "Affiliate" of a Person means a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person specified. Unless the context otherwise requires, the terms "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

            (b) "Base Salary" means the salary provided for in Section 4 or any increased salary granted to the Executive pursuant to Section 4.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Cause" means:

                  (i) the Executive is convicted of a felony; or

                  (ii) the Executive engages in conduct that constitutes gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company; provided, however, that this clause (ii) shall not apply to any conduct by the Executive if the Executive believed in good faith that such conduct was in, or not opposed to, the best interests of the Company unless such conduct is inconsistent with a direct instruction from the Board.

            (e) "Change of Control" means the occurrence of any of the following events after the Effective Date:

                  (i) any Person becomes the beneficial owner, directly or indirectly, of
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securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, excluding, however, any Person (or group of which such Person forms a part and of which such Person owns at least 20%) that is currently an Affiliate of the Company; or

                  (ii) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new director, whose election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof;

                  (iii) the consummation of (A) a sale or disposition of all or substantially all of the Company's assets; or (B) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the holders of voting securities of the Company outstanding immediately prior thereto owning more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization, excluding, however, any Person (or group of which such Person forms a part and of which such Person owns at least 20%) that is currently an Affiliate of the Company; or

                  (iv) the approval of a plan of complete liquidation of the Company by the stockholders of the Company.

            (f) "Claim" means any claim, demand, request, investigation, dispute, controversy, threat, discovery request or request for testimony or information.

            (g) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a particular section of the Code shall include any provision that modifies, replaces or supersedes such section.

            (h) "Common Stock" means Common Stock, par value $.001 per share, of the Company.

            (i) "Constructive Termination" means a termination by the Executive of his employment with the Company on written notice given to the Company following the date on which he learns of the occurrence, without his prior written consent, of any of the following events, if the Company shall have failed to cure such event within twenty (20) days following receipt of written notice from the Executive of a request to cure such event:

                  (i) a reduction in his then current Base Salary or in his Minimum Bonus Amount;
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                  (ii) a failure to timely grant, or timely honor, any equity award under Section 6(a) of this Agreement or a material breach of the Company's obligations under this Agreement or the Option Agreement;

                  (iii) the termination of, or a reduction in, any material employee benefit or perquisite enjoyed by him (other than as part of an across-the-board reduction applying to all executive officers of the Company which has been approved by the Board);

                  (iv) the failure to elect or reelect him to any of the positions described in Section 3 or the removal of him from any such position;

                  (v) a material diminution in his duties or the assignment to him of duties that are not materially consistent with those customarily assigned to a member of the Board and Chairman of the Board of a corporation of the size and nature of the Company or which do, or would be reasonably expected to, materially impair his ability to function as the a member of the Board and Chairman of the Board of the Company;

                  (vi) the relocation of the Company's principal office, or of his own office as assigned to him by the Company, to a location more than 75 miles from Boston, MA, or

                  (vii) the failure of the Company to obtain the assumption in writing of its obligation to fully perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after written request from the Executive following a merger, consolidation, sale or similar transaction.

            (j) "Disability" means the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for a period of 180 consecutive days as determined by an approved medical doctor. For this purpose an "approved medical doctor" means a medical doctor mutually selected by the Executive and the Company. If the Executive and the Company cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

            (k) "Option Agreement" means the Option Agreement, dated as of the date hereof, by and between the Executive and the Company.

            (l) "Parties" means the Company and the Executive.

            (m) "Person" means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan or other person or entity.

            (n) "Proceeding" means any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or other.
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            (o) "Subsidiary" of any company means any corporation of which such company beneficially owns, directly or indirectly, more than 50% of the Voting Stock, measured either by number of shares and other voting securities or by number of votes entitled to be cast.

            (p) "Term of Employment" means the period specified in Section 2.

            (q) "Termination Date" means the date on which the Executive's employment hereunder terminates in accordance with this Agreement.

            (r) "Voting Stock" means issued and outstanding capital stock or other securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect, in the case of a corporation, the directors of such corporation and, in the case of any other entity, the corresponding governing Person(s).

      2. Term of Employment. The Company agrees to employ the Executive under this Agreement, and the Executive accepts such employment, for the Term of Employment. The Term of Employment shall commence on the Effective Date and shall end on the second anniversary thereof. On the second anniversary of the Effective Date, and on every successive one year anniversary thereafter, the Term of Employment shall automatically be renewed for one year unless either Party provides the other Party with 90 days' advance written notice of that Party's desire that the Term of Employment should terminate. Notwithstanding the foregoing, the Term of Employment may be earlier terminated, but only in strict accordance with the provisions of Section 9.

      3. Positions, Duties and Responsibilities. (a) During the Term of Employment, the Executive shall be employed as the Chairman of the Company and be responsible for assisting the CEO with the general management of the affairs of the Company, and shall perform such duties and exercise such powers as are incident to the offices of Chairman of the Company. The Executive, in carrying out his executive duties under this Agreement, shall report to the Board.

            (b) As a condition of the Executive's employment and of the Company's obligations under this Agreement, the Executive will execute and perform the Company's NDA and Non-Compete Agreement, the company's insider trading and insider selling policies which are hereby incorporated into this Agreement and made a part hereof.

            (c) Subject to the Executive's obligations hereunder, the Executive may (i) serve on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engage in charitable activities and community affairs, including political activities, and (iii) manage his personal investments and affairs, provided that such activities do not, in the reasonable judgment of the Board, after notice, materially interfere with the proper performance of his duties and responsibilities as the Company's Chairman.
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      4. Base Salary. Commencing as of the Effective Date, the Executive shall be paid an annualized Base Salary of $275,000. Such Base Salary shall be payable at intervals in accordance with the regular payroll practices of the Company applicable to senior executives but no less frequently than monthly. The Base Salary shall be reviewed no less frequently than annually during the Term of Employment for increases. The Base Salary shall not be decreased at any time, or for any purpose, during the Term of Employment (including, without limitation, for the purpose of determining benefits due under Section 9).

      5. Minimum Bonus/Annual Incentive Awards. The Executive shall receive an annual guaranteed cash bonus award from the Company of $37,500 per quarter (the "Minimum Bonus"). The Minimum Bonus shall not be decreased at any time during the Term of Employment. In addition, the Executive shall be eligible for an additional $12,500 Quarterly incentive bonus award from the Company based on meeting the Company's quarterly EBITDA targets. The Executive shall receive (i) his Quarterly incentive award payment in respect of any quarter no later than the 60th day following the end of the preceding quarter and (ii) his Minimum Bonus on the 1st day of each quarter, beginning October 1, 2001.

      6. Long-Term Incentive Awards.

            (b) The Executive shall be eligible for other or additional long-term incentives in the discretion of the Board. Such other or additional incentive awards shall be on a level, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and appropriate in light of corresponding incentive awards to other senior executives of the Company.

      7. Other Benefits. (a) Employee Benefits. During the Term of Employment, the Executive shall participate in all employee benefit plans, programs and arrangements made available generally to the Company's senior executives or to its employees generally.

            (b) Perquisites. During the Term of Employment, the Executive shall participate in all fringe benefits and perquisites available to senior executives of the Company at levels, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company. The Executive shall also receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide.

            (c) Vacation. During the Term of Employment, the Executive shall be entitled to vacation in accordance with the reasonable practices of the Company.

            (d)

      8. Reimbursement of Business and Other Expenses. (a) The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all such expenses, subject to documentation in accordance with reasonable policies of the Company.

            (b) The Company shall promptly reimburse the Executive for any and all reasonable expenses (including, without limitation, attorneys' fees and other charges of counsel) incurred by him in connection with the negotiation and documentation of this Agreement and the
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Executive's other employment arrangements with the Company (including, without limitation, those arrangements referred to in Section 6 hereof).

            (c)

      9. Termination of Employment. (a) Termination Due to Death. In the event that the Executive's employment hereunder is terminated due to his death, his estate or his beneficiaries (as the case may be) shall be entitled to the following:

                  (i) Base Salary and Minimum Bonus through the date of his death and for an additional 90 days thereafter;

                  (ii) immediate vesting of all Company stock options that would have otherwise vested within the longer of (A) the period of six months from the date of his death or (B) the period ending on the day after the first anniversary of the date hereof, with such options remaining exercisable for a period of 180 days after the date of his death;

                  (iii) a lump sum payment in respect of all accrued but unused vacation days at his Base Salary rate in effect on the Termination Date, payment of any other amounts earned, accrued or owing to the Executive but not yet paid and receipt of other benefits in accordance with applicable plans and programs of the Company (the "Standard Benefit"); and

                  (iv) continued participation for one year for each of the Executive's dependents in all medical, dental, hospitalization and other employee welfare benefit plans, programs and arrangements in which such dependent was participating as of the date of the Executive's death, on terms and conditions no less favorable than those applying on such date and with COBRA benefits commencing thereafter.

            (b) Termination Due to Disability. In the event that the Executive's employment hereunder is terminated due to Disability, he shall be entitled to the following:

                  (i) continuation of Base Salary and Minimum Bonus until commencement of long-term disability payments;

                  (ii) immediate vesting of all Company stock options that would have otherwise vested within the longer of (A) the period of six months from the date of such termination, and (B) the period ending on the day after the first anniversary of the date hereof, with such options remaining exercisable for a period of 180 days thereafter;

                  (iii) the Standard Benefit; and

                  (iv) continued participation for one year for the Executive and each of his dependents in all Company medical, dental, hospitalization and life insurance coverages and in all other Company employee welfare benefit plans, programs and arrangements.
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No termination of the Executive's employment for Disability shall be effective unless the Party terminating his employment first gives 15 days written notice of such termination to the other Party.

            (c) Termination by the Company for Cause.

                  (i) No termination of the Executive's employment hereunder by the Company for Cause shall be effective unless the provisions of this Section 9(c)(i) shall have been fully complied with. Prior to any termination by the Company for Cause, the Executive shall be given written notice by the Board of the intention to terminate him, such notice (A) to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based and (B) to be given no later than 180 days after the Board first learns of such circumstances. The Executive shall have 15 days after receiving such notice in which to cure such grounds, to the extent such cure is possible. If he fails to cure such grounds, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 20 days of his receiving such notice, provided that he requests such hearing within 15 days of receiving such notice. If, within five days following such hearing, the Board gives written notice to the Executive confirming that, in the judgment of at least a majority of the members of the Board, Cause for terminating his employment on the basis set forth in the original notice exists, his employment with the Company shall thereupon be terminated for Cause, subject to de novo review, at the Executive's election, through arbitration in accordance with
Section 14. In the event any such arbitration shall determine that Cause did not exist for the termination of the Executive's employment, his employment shall be deemed to have been terminated without Cause for purposes of determining his rights under this Agreement and any other applicable agreements.

                  (ii) In the event that the Executive's employment hereunder is terminated by the Company for Cause in accordance with Section 9(c)(i), he shall be entitled to the following:

                        (A) Payment of Base Salary and Minimum Bonus through the Termination Date; and

                        (B) the Standard Benefit.

            (d) Termination Without Cause; Constructive Termination by the Executive. In the event that the Executive's employment hereunder is terminated by the Company, other than due to Disability in accordance with Section 9(b) or for Cause in accordance with Section 9(c)(i), or in the event of the Executive's termination of his employment as a result of a Constructive Termination, the Executive shall be entitled to:

                  (i) payment of Base Salary and Minimum Bonus through the Termination Date;

                  (ii) a prompt lump-sum severance payment equal to $475,000.
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                  (iii) immediate vesting of all Company stock options that
would have otherwise vested within the longer of (A) the period of six months from the date of such termination, and (B) the period ending on the day after the first anniversary of the date hereof, with such options remaining exercisable for the remainder of their stated terms;

                  (iv) continued participation for the Executive and each of his dependents in all Company medical, dental, hospitalization and life insurance coverages and all other Company welfare benefit plans, programs and arrangements until the earlier of (x) two years from the Termination Date or (y) the date the Executive receives equivalent coverage and benefits from a subsequent employer; and

                  (v) the Standard Benefit.

            (e) Voluntary Termination. In the event that the Executive terminates his employment with the Company on his own initiative, other than by death, for Disability or by a Constructive Termination, he shall have the same entitlements hereunder as provided in Section 9(c)(ii) in the case of a termination by the Company for Cause. A voluntary termination under this Section 9(e) shall be effective upon written notice to the Company and shall not be deemed a breach of this Agreement.

            (f) Benefit Plans. In the event that the Executive, or any of his dependents, is precluded from continuing full participation in any employee benefit plan, program or arrangement as provided in Sections 9(a)(iv), 9(b)(iv) or 9(d)(iv), the Executive shall be provided with the after-tax economic equivalent of any benefit or coverage foregone. For this purpose, the economic equivalent of any benefit or coverage foregone shall be deemed to be the total cost to the Executive or any of his dependents of obtaining such benefit or coverage by himself on an individual basis. Payment of such after-tax economic equivalent shall be made quarterly in advance, without discount.

            (g) No Mitigation or Offset. In the event of any termination of the Executive's employment with the Company, the Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement, and there shall be no offset against amounts due the Executive under this Agreement on account of (A) any claim that the Company or any of its shareholders or Affiliates may have against him or (B) any remuneration or other benefit earned or received by the Executive after such termination except as specifically provided in Section 9(d)(iv). Any amounts due under this Section 9 or under Section 10(b) are considered to be reasonable by the Company and are not in the nature of a penalty.

      10. Change of Control; Excise Tax Gross-Up. (a) In the event that a Change of Control occurs during the Term of Employment, then (i) all amounts, entitlements and benefits, including, but not limited to, all Company stock options, shall thereupon become fully vested and nonforfeitable; and (ii) the Executive shall have the continued right to exercise each outstanding stock option, including, without limitation, any portion of the Executive's stock options vesting prior to or upon such Change of Control, to the extent permitted by the applicable plan or, if more favorable to the Executive, the applicable grant document. In the
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event that holders of Common Stock receive cash, securities or other property in respect of their Common Stock in connection with a Change of Control transaction, the Company shall enable the Executive (if he so elects) to exercise any stock option at a time and in a fashion that will entitle him to receive in exchange for any shares thus acquired, the same consideration as is received in such Change of Control transaction by other holders of Common Stock. Notwithstanding the foregoing, nothing in this Section 10(a) shall in any way limit the Executive's rights under Section 9 with respect to any stock option upon a termination of his employment.

            (b) In the event that any payment or benefit made or provided to or for the benefit of the Executive in connection with this Agreement and/or his employment with the Company or the termination thereof (a "Payment") is determined to be subject to any excise tax ("Excise Tax") imposed by Section 4999 of the Code (or any successor to such Section), the Company shall pay to the Executive, prior to the time any Excise Tax is payable with respect to such Payment (through withholding or otherwise), an additional amount (a "Gross-Up Payment") which, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the Excise Tax on such Payment plus (ii) any penalty and interest assessments associated with such Excise Tax. The determination of whether any Payment is subject to an Excise Tax and, if so, the amount and time of any Gross-Up Payment pursuant to this Section 10(b) shall be made by the Company's auditors at the Company's expense. This Section 10(b) shall apply irrespective of whether a Change of Control has occurred.

      11. Indemnification. (a) The Company agrees that (i) if the Executive is made a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant or representative of the Company or is or was serving at the request of the Company or any of its Affiliates as a director, officer, member, employee, agent, manager, consultant or representative of another Person or (ii) if any Claim is made, or threatened to be made, that arises out of or relates to the Executive's service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Holding's certificate of incorporation, bylaws or Board resolutions or, if greater, by the laws of the State of Delaware, against any and all costs, expenses, liabilities and losses (including, without limitation, attorney's fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee, agent, manager, consultant or representative of the Company or other Person and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all costs and expenses incurred by him in connection with any such Proceeding or Claim within 15 days after receiving written notice requesting such an advance. Such notice shall include, to the extent required by applicable law, an undertaking by the Executive to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses.

            (b) Neither the failure of the Company (including the Board, independent legal counsel or stockholders) to have made a determination in connection with any request for
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indemnification or advancement under Section 11(a) that the Executive has satisfied any applicable standard of conduct nor a determination by the Company (including the Board, independent legal counsel or stockholders) that the Executive has not met any applicable standard of conduct, shall create a presumption that the Executive has not met an applicable standard of conduct.

            (c) During the Term of Employment and for a period of six years thereafter, the Company shall keep in place a directors and officers' liability insurance policy (or policies) providing comprehensive coverage to the Executive equal to the coverage that the Company provides for any other present or former senior executive or director of the Company.

      12. Assignability; Binding Nature. (a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns.

            (b) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the assets and business of the Company; provided, that the assignee or transferee is the successor to all or substantially all of the assets and business of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. In the event of any sale of assets and business or liquidation as described in the preceding sentence, the Company shall use its best efforts to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder and shall cause such assignee or transferee to deliver a legal, valid and enforceable written instrument in form and substance satisfactory to the Executive and his counsel to such effect.

            (c) No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 16(e).

      13. Representations. The Company represents and warrants that: (a) it is fully authorized by action of the Board of the Company (and of any other Person or body whose action is required) to enter into this Agreement and to perform its obligations hereunder and upon the execution and delivery of this Agreement by the Parties, this Agreement shall be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and having full corporate power and authority to conduct its businesses as such businesses are presently conducted.

            (c) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental
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                                                                              11


authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation (as amended) or By-Laws (as amended) of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any agreement, instrument or document to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

      14. Resolution of Disputes. Any Claim arising out of or relating to this Agreement, the Executive's employment with the Company or the termination of such employment shall be resolved by binding confidential arbitration, to be held in Boston, MA, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered by either party in any court having jurisdiction thereof. The Company shall promptly pay all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the Executive or his beneficiaries in resolving any such Claim, other than any Claim brought by the Executive or his beneficiaries that the arbitrator(s) determine to have been brought in bad faith. Pending the resolution of any Claim, the Executive (and his beneficiaries) shall continue to receive all payments and benefits due under this Agreement.

      15. Notices. Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (a) when delivered personally to such Person or (b), provided that a written acknowledgment of receipt is obtained, two days after being sent by prepaid certified or registered mail, or by a nationally recognized overnight courier, to the address specified below for such Person (or to such other address as such Person shall have specified by 10 days advance notice given in accordance with this Section 15) or (c) in the case of the Company only, on the first business day after it is sent by facsimile to the facsimile number set forth for the Company (or to such other facsimile number as the Company shall have specified by 10 days advance notice given in accordance with this Section 15), with a confirmatory copy sent by certified or registered mail or by overnight courier to the Company in accordance with this
Section 15.

If to the Company to:

Exchange Applications, Inc.
89 South Street
Boston, MA  02111
Attention: General Counsel
Telephone: (617)-737-2244
Facsimile: (617) 443-9143

If to the Executive to:

Andrew Frawley
50 York Rd
Wayland MA, 01778
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with a copy to:

The Executive at the Company's address



and

Alfred C Frawley III, Esq.
Preti, Flaherty, Beliveau, Pachios & Haley, LLC
One City Center
P. O. Box 9546
Portland, ME  04112-9546
If to a beneficiary of the Executive to:

The address most recently specified by the Executive or beneficiary through notice given in accordance with this Section 15.

      16. Miscellaneous. (a) Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, as of the Effective Date, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

            (b) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

            (c) Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is set forth in a writing signed by the Parties. No waiver by either Party of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving Party.

            (d) Headings. The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

            (e) Beneficiaries/References. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

            (f) Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment hereunder.

            (g) Governing Law/Jurisdiction. This Agreement shall be governed, construed, performed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflicts of laws.

             (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                         EXCHANGE APPLICATIONS, INC.


                                         By: ______________________________
                                             Name:
                                             Title:





                                         __________________________________
                                         Andrew J Frawley